UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

KREIDO BIOFUELS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-130606	20-3240178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1070 Flynn Road Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 389-3499

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.
On March 5, 2009, in connection with the sale of assets discussed under Item 2.01 below, Kreido Biofuels, Inc. (the “Company”) effected a Separation Agreement with Philip Lichtenberger, Senior Vice President and Chief Operating Officer of the Company, pursuant to which his Employment Agreement dated April 4, 2007 and his employment with the Company and its wholly owned subsidiaries were terminated. Under the Separation Agreement, the Company paid Mr. Lichtenberger severance pay of $237,500 which was provided for in his Employment Agreement, and he and the Company released and discharged each other from all known and contingent liabilities and obligation. The Company retired stock options held by Mr. Lichtenberger for nominal consideration.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 5, 2009, the Company and Four Rivers BioEnergy, Inc. (“Four Rivers”) consummated the transactions contemplated by their previously disclosed Asset Purchase Agreement, dated as of January 28, 2009. The Company sold to Four Rivers its STT® reactors and STT® technology as well as its modular biodiesel production plant equipment and related assets. The assets sold constituted substantially all of the assets of the Company. The aggregate consideration paid by Four Rivers to the Company consisted of $2,792,000 in cash, the assumption of certain of purchase orders and contracts, 1,200,000 shares of Four Rivers’ common stock and a warrant to purchase 200,000 shares of Four Rivers’ common stock at an exercise price of $8.00 per share with an expiration date of March 5, 2014. The warrant provides for anti-dilution adjustment in limited circumstances and piggyback registration rights with respect to the underlying shares of common stock.
Of the 1,200,000 shares of Four Rivers common stock issued to the Company, 300,000 will be held in escrow solely to cover the exercise of certain Company warrants that are exercisable until January 12, 2012, which if not exercised will cause the shares to be returned to Four Rivers.
The shares of Four Rivers common stock and the Four Rivers warrant (including the underlying shares) are subject to a 360 day holding requirement, after which the shares may be sold or distributed.
The Asset Purchase Agreement and the transactions therein were approved by the holders of a majority of the issued and outstanding shares of Company common stock at a duly noticed stockholders meeting held on March 4, 2009.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
At a duly noticed stockholders meeting held on March 4, 2009, the following directors were re-elected to the Company’s Board of Directors: G. A. Ben Binninger, Betsy Wood Knapp, David Mandel and David Nazarian.
As discussed under Item 1.02 above, on March 5, 2009, in connection with the sale of assets discussed under Item 2.01 above, the Company effected a Separation Agreement with Philip Lichtenberger, Senior Vice President and Chief Operating Officer of the Company, pursuant to which his Employment Agreement dated April 4, 2007 and his employment with the Company and its wholly owned subsidiaries were terminated.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number

99.1	Separation Agreement dated as of February 27, 2009 by and among Kreido Biofuels, Inc., Kreido Laboratories and Philip Lichtenberger

99.2
Asset Purchase Agreement dated as of January 28, 2009 by and among Four Rivers BioEnergy, Inc., The Four Rivers BioEnergy Company, Inc., Kreido Biofuels, Inc. and Kreido Laboratories (incorporate by reference to Exhibit 99.2 to Current Report on Form 8-K filed by the Company on February 23, 2009, File No. 333-130606)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KREIDO BIOFUELS, INC.
Dated: March 5, 2009	By:	G.A. Ben Binninger /s/
		Name:	G.A. Ben Binninger
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Separation Agreement dated as of February 27, 2009 by and among Kreido Biofuels, Inc., Kreido Laboratories and Philip Lichtenberger

99.2
Asset Purchase Agreement dated as of January 28, 2009 by and among Four Rivers BioEnergy, Inc., The Four Rivers BioEnergy Company, Inc., Kreido Biofuels, Inc. and Kreido Laboratories (incorporate by reference to Exhibit 99.2 to Current Report on Form 8-K filed by the Company on February 23, 2009, File No. 333-130606)